Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement, dated as of April        , 2012, is made by and between New Frontier Media, Inc., a Colorado corporation (the “Company”), and the undersigned (the “Indemnitee”).

RECITALS

A.                                   The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers, employees, fiduciaries or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers, employees, fiduciaries and other agents.

B.                                     The statutes and judicial decisions regarding the duties of directors, officers, employees, fiduciaries and other agents are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers, employees, fiduciaries and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

C.                                     Plaintiffs often seek damages in such large amounts and the costs of litigation may be so large (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers, employees, fiduciaries and other agents.

D.                                    The Company believes that it is unreasonable for its directors, officers, employees, fiduciaries and agents and the directors, officers, employees, fiduciaries and agents of its subsidiaries to assume the risk of judgments and other expenses which may occur in cases in which the director, officer, employees, fiduciaries or agent received no personal benefit or was not culpable.

E.                                      The Company recognizes that the issues in controversy in litigation against a director, officer, employee, fiduciary or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer, employee, fiduciary or agent, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer, employee, fiduciary or agent can reasonably recall such matters and may extend beyond the normal time for retirement for such director, officer, employee, fiduciary or agent with the result that he or she, after retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer, employee, fiduciary or agent from serving in that position.

F.                                      Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers, employees, fiduciaries and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers, employees, fiduciaries and agents and the directors, officers, employees, fiduciaries and agents of its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in harm to the Company and its subsidiaries and the Company’s shareholders.

G.                                     Sections 7-109-102 and 7-109-107 of the Colorado Business Corporations Act

(the “CBCA”), under which the Company is organized, empowers the Company to indemnify its directors, officers, employees, fiduciaries and agents by agreement (to the extent in the case of directors the agreement and its provisions are not inconsistent with Sections 7-109-101 to 7-109-108 of the CBCA) and to indemnify persons who serve, at the request of the Company, as the officers, employees, fiduciaries or agents of other corporations or enterprises.

H.                                    The Company desires and has requested the Indemnitee to serve as a director, officer, employee, fiduciary or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

I.                                         Indemnitee is willing to serve or continue to serve the Company and/or one or more subsidiaries of the Company provided that Indemnitee is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.

(a)                                  Agent.  For the purposes of this Agreement, “agent” of the Company means (to the extent not inconsistent with Sections 7-109-101 to 7-109-108 of the CBCA) any person who is or was a director, officer, employee, fiduciary or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, an officer, an employee, an associate, a fiduciary, a manager, a member, a partner, a promoter, a trustee, or an agent of another foreign or domestic corporation, partnership, joint venture, trust or other entity or of an employee benefit plan; or was a director, an officer, an employee, an associate, a fiduciary, a manager, a member, a partner, a promoter, a trustee, or an agent of another foreign or domestic corporation, partnership, joint venture, trust or other entity that was a predecessor entity of the Company or a subsidiary of the Company; or was a director, an officer, an employee, an associate, a fiduciary, a manager, a member, a partner, a promoter, a trustee, or an agent of another foreign or domestic corporation, partnership, joint venture, trust or other entity at the request of, for the convenience of, or to represent the interests of such predecessor entity.

(b)                                 Expenses.  For purposes of this Agreement, “expenses” include (to the extent not inconsistent with Sections 7-109-101 to 7-109-108 of the CBCA) all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with (i) the investigation, defense or appeal of a proceeding, (ii) serving as an actual or prospective witness in any matter arising out of, or in any way related to Indemnitee’s service in an official capacity on behalf of the Company, (iii) any voluntary or required interviews or depositions with respect to any matter arising out of, or in any way related to, Indemnitee’s official capacity, or (iv) establishing or enforcing a right to indemnification under this Agreement or the CBCA.

(c)                                  Governing Documents.  For purposes of this Agreement, “governing documents” means the Company’s Articles of Incorporation and Bylaws.

(d)                                 Liabilities. For purposes of this Agreement, “liabilities” means judgments, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), fines, damages, whether compensatory, punitive or exemplary, ERISA or IRS or other excise taxes or penalties, any federal, state or local taxes imposed on an

Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all other liabilities of any kind or nature incurred by Indemnitee as a result of, or in connection with, a proceeding.

(e)                                  Official Capacity.  For purposes of this Agreement, “official capacity” means Indemnitee’s service as an officer, director (including serving as a member of any committee of the board of directors) and/or agent of the Company or a subsidiary of the Company and/or at the request of, for the convenience of, the Company or a subsidiary of the Company, and in such capacity shall include service as a trustee, fiduciary, agent or similar status (including, without limitation, a manager of a limited liability company) with respect to the Company or a subsidiary of the Company.

(f)                                    Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit, inquiry, interview, investigation, arbitration or proceeding, whether civil, criminal, administrative, legislative, or investigative and whether formal or informal.

(g)                                 Subsidiary.  For purposes of this Agreement, “subsidiary” means any entity of which more than 50% of the outstanding voting power is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.                                       Acknowledgement of Status.  Nothing contained in this Agreement is intended to create any right to employment or continued service in any capacity by Indemnitee.

3.                                       Liability Insurance.

(a)                                  Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b)                                 Rights and Benefits.  In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

(c)                                  Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Board determines, by a two-thirds (2/3) majority of its members, that such insurance is not reasonably available, the premium costs for such insurance are substantially disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company. All decisions as to whether and to what extent the Company maintains D&O Insurance shall be made by the Board in its sole and absolute discretion. In making any determination to eliminate or reduce D&O Insurance coverage, the Board shall seek the advice of independent legal counsel or other advisors experienced in the review and analysis of D&O Insurance coverage.

(d)                                 Upon reasonable request, the Company shall provide Indemnitee or his or her counsel with a copy of all D&O Insurance applications, binders, policies, declarations, endorsements and related materials.

(e)                                  Promptly after (i) learning of facts and circumstances which may give rise to a proceeding, the Company shall notify its D&O Insurance carriers, if such notice is required by the applicable insurance policies, and any other insurance carrier providing applicable insurance coverage to the Company, of such facts and circumstances, or (ii) receiving notice of a proceeding, whether from Indemnitee, or otherwise, the Company shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Company, in accordance with the requirements of the respective insurance policies. The Company shall, thereafter, take all appropriate action to cause such insurance carriers to pay on behalf of Indemnitee, all expenses incurred or to be incurred, and liability incurred, by Indemnitee with respect to such proceeding, in accordance with the terms of the applicable D&O Insurance policies.

4.                                       Indemnification.  Subject to Sections 8 and 10 below, the Company shall indemnify the Indemnitee as follows:

(a)                                  Third Party Actions.  If the Indemnitee was or is a party or is threatened to be made a party (whether named as a party, witness or otherwise) to, or is otherwise involved in,  any proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an agent of the Company, or by reason of anything done or not done by him or her in any official capacity, the Company shall to the fullest extent permitted by the CBCA, the Governing Documents and this Agreement, as the CBCA and the Governing Documents may be hereafter amended, modified or interpreted subsequent to the execution of this Agreement (but only to the extent that such amendment, modification or interpretation permits the Company to provide broader indemnification rights than the CBCA and the Governing Documents permitted prior to adoption of such amendment or modification or the issuance of such interpretation), hold harmless and indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee’s conduct was in good faith, and he or she reasonably believed, in the case of conduct in an official capacity with the Company, that such conduct was in the Company’s best interests and, in all other cases, that such conduct was at least not opposed to the Company’s best interests, and, in the case of any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)                                 Other Actions.  To the extent not inconsistent with applicable law, if the Indemnitee was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, the Company shall indemnify the Indemnitee against all reasonable expenses actually incurred by him or her in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee’s conduct was in good faith, and he or she reasonably believed, in the case of conduct in an official capacity with the Company, that such conduct was in the Company’s best interests and, in all other cases, that such conduct was at least not opposed to the Company’s best interests; provided, however, that no indemnification shall be made under this subsection 4(b) in connection with any proceeding in which the Indemnitee was adjudged liable to the Company, or in connection with any other proceeding charging that the Indemnitee derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the Indemnitee was adjudged liable on the basis that the Indemnitee derived an improper personal benefit.

(c)                                  Actions where Indemnitee is Deceased.  If the Indemnitee was or is a party or is threatened to be made a party to any proceeding by reason of the fact that Indemnitee is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, and if prior to, during the pendency of or after completion of such proceeding Indemnitee dies, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a) or 4(b) above were Indemnitee still alive.

(d)                                 Limitations.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under another valid and enforceable indemnity clause, bylaw or other agreement.

5.                                       Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of such expenses or liabilities, the Company shall indemnify the Indemnitee for such total amount of expenses or liabilities less the portion thereof to which the Indemnitee is not entitled.

6.                                       Advancement of Expenses.  Subject to Section 8 below and applicable law, the Company shall pay for or reimburse the reasonable expenses actually incurred by Indemnitee who is a party to a proceeding by reason of the fact that the Indemnitee is or was an agent of the Company in advance of the final disposition of the proceeding. Indemnitee hereby undertakes to repay the amounts advanced only if, and to the extent that, if it is ultimately determined by a final adjudication without further right of appeal that the Indemnitee did not meet the standard of conduct necessary to entitle the Indemnitee to indemnification and expense advancement by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. Advancements shall be made without regard to Indemnitee’s ability to repay the expenses. Except as set forth in the second sentence of this Section 6, the Company shall not impose on Indemnitee additional conditions to advancement of expenses or require from Indemnitee additional undertakings regarding repayment. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

7.                                       Notice and Other Indemnification Procedures.

(a)                                  Notice by Indemnitee.  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b)                                 Notice by Company.  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)                                  Defense.  In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee in Indemnitee’s reasonable discretion, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

8.                                       Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  Authorization.  To indemnify the Indemnitee unless authorized in the specific case after a determination has been made in accordance with Section 7-109-106 of the CBCA that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the standard of conduct set forth in Section 7-109-102 required to entitle the Indemnitee to such indemnification, or to advance expenses to Indemnitee unless the advancement has been authorized in the specific case after the written affirmation and undertaking required by Sections 7-109-104(1)(a) and (1)(b) of the CBCA are received and a determination is made in accordance with Section 7-109-106 of the CBCA that the facts then known by those making the determination would not preclude indemnification or expense advancement under the CBCA;

(b)                                 Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the CBCA, or (iv) the proceeding is brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement or any other statute;

(c)                                  Lack of Good Faith.  To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous; or

(d)                                 Unauthorized Settlements.  To indemnify the Indemnitee for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

9.                                       Non-exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Governing Documents  as in effect from time to time, the vote of the Company’s shareholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and to action in another capacity while occupying Indemnitee’s position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

10.                                 Enforcement.  Any right to indemnification or advancement of expenses granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of written request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting Indemnitee’s claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof.

11.                                 Contribution.

(a)                                  Whether or not the indemnification provided in Section 4 hereof is available, in respect of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)                                 Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall be required to pay all or any portion of any judgment or settlement in any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses or liabilities actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses or liabilities, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee, who may be jointly liable with Indemnitee.

(d)                                 To the fullest extent permissible under the CBCA and other applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for liabilities and/or for expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

12.                                 Indemnification for Expenses as a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s official capacity, a witness, or is made (or asked to) respond to discovery requests, in any proceeding to which Indemnitee is not a party, he or she shall be indemnified against all expenses actually and reasonably incurred by him or on his or her behalf in connection therewith.

13.                                 Subrogation.  In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14.                                 Additional Indemnification Rights.

(a)                                  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by the CBCA and any other applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Governing Documents or by statute.

(b)                                 To the extent that a change in the CBCA or other applicable law (whether by statute or judicial decision), permits greater indemnification than would be afforded currently under the Governing Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefit so afforded by such change.

(c)                                  In the event of any change in any applicable law, statute or rule which narrows the right of a Colorado corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

15.                                 Non-interference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement of Expenses or other obligations under this Agreement.

16.                                 Non-attribution of Actions of any Indemnitee to any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of expenses by the

Company pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.

17.                                 Survival of Rights.

(a)                                  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative, legislative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein even though the Indemnitee may have ceased to serve in any such capacity at the time of any action, suit or other proceeding.

(b)                                 The Company shall require and cause any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) or to all or substantially all of the business or assets of the Company, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.                                 Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by and not inconsistent with law, including in those circumstances in which indemnification would otherwise be discretionary. Notwithstanding the foregoing, the parties hereto hereby acknowledge that the provisions set forth herein with respect to indemnification and expense advancement are valid only to the extent not inconsistent with the CBCA.

19.                                 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 18 hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by the Governing Documents, the CBCA and any other applicable law.

20.                                 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.                                 Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date or (iii) by reputable overnight courier service (delivery charges prepaid), on the first business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

22.                                 Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Colorado as applied to contracts between Colorado residents entered into and to be performed entirely within Colorado.

23.                                 Counterparts.  To facilitate execution, this Agreement may be executed in counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. The counterparts shall together constitute a single agreement.

24.                                 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior agreements and understandings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

25.                                 Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

THE COMPANY:

New Frontier Media, Inc.

By:
Name:
Title:

Address:	6000 Spine Road, Suite 100
Boulder, CO 80301

INDEMNITEE:

Address: